SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                              FORM 8-K


                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  June 11, 1996



                     STEWART ENTERPRISES, INC.
       (Exact name of registrant as specified in its charter)

               LOUISIANA           0-19508           72-0693290
    (State or other jurisdiction  (Commission      (I.R.S. Employer
           of incorporation)    File Number)      Identification No.)



                  110 Veterans Memorial Boulevard
                     Metairie, Louisiana  70005
        (Address of principal executive offices) (Zip Code)



                           (504) 837-5880
        (Registrant's telephone number, including area code)


                           Not Applicable
   (Former name of former address, if changed since last report)

Item 5.  Other Events

   On June 11, 1996 the Company issued the attached earnings release for the quarter ended April 30, 1996.

CONTACT:  Ronald H. Patron
          Stewart Enterprises, Inc.
          110 Veterans Blvd.
          Metairie, LA 70005
          504/837-5880

                                                      FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS SECOND QUARTER RESULTS - REVENUES
RISE 16%, EARNINGS INCREASE 47%

  Metairie,   Louisiana,   June   11,   1996.  .  .  Stewart

  Enterprises,  Inc.  (Nasdaq  NMS:STEI) today  announced  a

  16.4% increase in revenues and  a  47.3%  increase  in net earnings for the second quarter ended April 30, 1996.


  Revenues  for the second quarter increased 16.4% to $108.4 million from  $93.1  million  reported  a  year  ago.  Net earnings climbed 47.3% to $13.4 million, and earnings  per share increased 19.5% to $.49 per share, from $9.1 million and  $.41  per share, respectively.  Fiscal 1996 per share performance  reflects  a  24.9%  increase  in the weighted average  number  of common shares outstanding,  from  22.1 million to 27.6 million,  due principally to the Company's public offering in May 1995 of 4,025,000 shares of Class A

  Common Stock.



  For the six months ended April  30,  1996,  revenues  grew

  16.1%  to  $211.2 million from $181.9 million reported for the comparable  period  last year.  Net earnings increased

  45.5% to $25.9 million, or  $.94 per share, from the $17.8 million, or $.81 per share, reported for fiscal 1995.  For the  current  year to date period,  the  weighted  average number of common  shares outstanding increased 25.0%, from

  22.0 million to 27.5  million,  principally as a result of the  Company's May 1995 secondary  offering  of  4,025,000 shares of Class A Common Stock.

                            (MORE)


  REVENUES AND MARGINS CONTINUE TO EXPAND

  Joseph  P. Henican, III, CEO, commented, "Revenues grew by

  16.4% for  the quarter, while operating earnings increased

  29.4%.  In addition,  our  gross  margin expanded to 27.4%

  from 24.6%, and our operating margin  increased  to  24.4%

  from  21.9%.  For the six-month period, revenues increased

  16.1% and operating earnings grew 32.9%.  Our gross margin increased  to 27.6% from 24.2%, while our operating margin

  expanded to  24.7%  from  21.5%.   These  results  reflect

  continuing   improvements   in   our   core  business  and

  contributions from recent acquisitions.   We  are  pleased

  that because of the diligent efforts of the entire Stewart team,  we  are  once  again  able  to  generate  a  strong performance which ultimately increases shareholder value."



  ACQUISITIONS

  William  E.  Rowe,  President and COO, stated, "During the second quarter of 1996, we completed the acquisition of 24 funeral homes and four  cemeteries  for  a  total purchase price of approximately $43.2 million.  Since  the  end  of the  quarter,  we  acquired  another  four  properties for

  approximately   $7.7   million,  and  we  currently   have

  outstanding  commitments   for  the  acquisition  of  five

  businesses for approximately  $2.7  million,  bringing our total  acquisitions  and  commitments for the year  to  36 funeral homes and 10 cemeteries  for  approximately  $73.1 million."


  Founded  in 1910, Stewart Enterprises is the third largest provider of  products  and  services  in  the  death  care industry  in North America, currently owning and operating

  196 funeral  homes and 114 cemeteries in 21 states, Puerto

  Rico, Mexico, Australia and New Zealand.

                            #####


               STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF EARNINGS
                             (Unaudited)
             (Dollars in thousands, except per share amounts)


                                   Three Months Ended April 30,
                                   ____________________________
                                        1996          1995
                                   ____________  ______________
Revenues:
   Funeral                         $    54,916   $    46,700
   Cemetery                             51,335        45,343
   Construction and sales contracts      2,172         1,052
                                   ____________  ______________
      Total revenues                   108,423        93,095
                                   ____________  ______________
Costs and expenses:
   Funeral                              37,333        32,993
   Cemetery                             39,526        36,232
   Construction and sales contracts      1,841           926
                                   ____________  ______________
      Total costs and expenses          78,700        70,151
                                   ____________  ______________
   Gross profit                         29,723        22,944

Corporate general and administrative
  expenses                               3,315         2,576
                                   ____________  ______________
   Operating earnings                   26,408        20,368
Interest expense                        (5,818)       (6,376)
Investment and other income                856           378
                                   ____________  ______________
   Earnings before income taxes         21,446        14,370

Income taxes                             8,043         5,317
                                   ____________  ______________
   Net earnings                    $    13,403   $     9,053
                                   ============  ==============
   Earnings per common share       $      0.49   $      0.41
                                   ============  ==============
Weighted average common shares
  outstanding (in thousands)            27,576        22,058
                                   ============  ==============
Dividends per common share         $      0.02   $      0.01
                                   ============  ==============

                   STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF EARNINGS
                                  (Unaudited)
                (Dollars in thousands, except per share amounts)


                                   Six Months Ended April 30,
                                  ____________________________
                                        1996          1995
                                  _____________  _____________
Revenues:
   Funeral                         $   108,003   $    91,373
   Cemetery                             99,989        87,901
   Construction and sales contracts      3,188         2,593
                                   ____________  ______________
      Total revenues                   211,180       181,867
                                   ____________  ______________
Costs and expenses:
   Funeral                              73,702        65,197
   Cemetery                             76,302        70,378
   Construction and sales contracts      2,854         2,167
                                   ____________  ______________
      Total costs and expenses         152,858       137,742
                                   ____________  ______________
   Gross profit                         58,322        44,125
Corporate general and administrative
  expenses                               6,265         4,957
                                   ____________  ______________
   Operating earnings                   52,057        39,168
Interest expense                       (12,022)      (11,641)
Investment and other income              1,407           703
                                   ____________  ______________
   Earnings before income taxes         41,442        28,230
Income taxes                            15,541        10,445
                                   ____________  ______________
   Net earnings                    $    25,901   $    17,785
                                   ============  ==============
   Earnings per common share       $      0.94   $      0.81
                                   ============  ==============
Weighted average common shares
  outstanding (in thousands)            27,464        22,014
                                   ============  ==============
Dividends per common share         $      0.04   $      0.02
                                   ============  ==============

                 STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                  SELECTED CONSOLIDATED BALANCE SHEET DATA
                                (Unaudited)
                         (Dollars in thousands)

                                    April 30,     October 31,
                                      1996          1995
                                   ____________ ______________

Current assets                     $   157,573   $   155,795
Total assets                         1,160,801     1,056,113
Current liabilities                     69,253        72,451
Long-term debt, less current
  maturities                           381,031       317,451
Shareholders' equity                   520,951       483,978

                               SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  STEWART ENTERPRISES, INC.



June 11, 1996                     /s/  KENNETH C. BUDDE
                                  _________________________________
                                  Kenneth C. Budde
                                  Senior Vice President Finance
                                  Secretary and Treasurer
                                  (Principal Accounting Officer)